EXHIBIT 99.1


PRESS RELEASE


(BW)(FL-UNIVERSAL-INSURANCE)(UVIH) UNIVERSAL INSURANCE HOLDINGS, INC. DECLARES FIVE CENTS ($0.05) PER SHARE DIVIDEND

       Business Editors/Insurance Writers


       FORT LAUDERDALE, Fla.--(BUSINESS WIRE) -- Aug. 22, 2006 -- Universal Insurance Holdings, Inc. ("Company") (OTCBB:UVIH) today announced that its Board of Directors declared a dividend on its Common Stock of five cents ($0.05) per share. The dividend is payable on November 8, 2006 to shareholders of record as of October 25, 2006.

       The Board of Directors decided to pay a dividend at this time based on the Company's positive results and profits during the fiscal year ended December 31, 2005, as detailed in its most recently filed Form 10-KSB with the Securities and Exchange Commission ("SEC"), and its continued positive results and profits during the quarter ended June 30, 2006, as detailed in its most recently filed Form 10-QSB with the SEC. The Company is not making any commitment to pay dividends in the future, but the Board of Directors intends to evaluate the possibility of paying future dividends on a quarter-by-quarter basis.

       Universal Insurance Holdings, Inc. is a vertically integrated insurance company. Readers should refer generally to reports filed by the Company with the SEC, and specifically to the Company's Form 10-KSB for the year ended December 31, 2005 and the Company's Form 10-QSB for the quarter ended June 30, 2006 for a discussion of the risk factors that could affect its operations. Such factors include, without limitation, exposure to catastrophic losses; reliance on the Company's reinsurance program; underwriting performance on catastrophe and non-catastrophe risks; the ability to maintain relationships with customers, employees or suppliers; and competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available at the SEC's web site at http://www.sec.gov. The Company disclaims any obligation to update and revise statements contained in this presentation based on new information or otherwise.

       This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate" and "project," and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include, but not be limited to, projections of revenues, income or loss, expenses, plans and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described in forward-looking statements.



       CONTACT: Universal Insurance Holdings, Inc., Fort Lauderdale
                Bradley I. Meier, 954-958-1200